UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2005

Catalina Lighting, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	0-49881	59-1548266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18191 N.W. 68th Avenue, Miami, Florida	33015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 558-4777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)	Not Applicable.

(b)	Resignation of Director.

Effective as of January 31, 2005, C. Deryl Couch resigned from the Board of Directors of Catalina Lighting, Inc. (“Catalina”) for personal reasons. Mr. Couch’s resignation was not the result of any disagreement between Catalina and Mr. Couch on any matter relating to Catalina’s operations, policies or practices.

(c)	Not Applicable.

(d)	Appointment of New Director.

On February 1, 2005, Catalina’s Board of Directors appointed Stephen G. Marble as a member of the Board of Directors. As of the filing date of this Current Report on Form 8-K, Mr. Marble has not been appointed and is not expected to be appointed to any committee of the Board of Directors.

Catalina’s majority shareholder, Sun Catalina Holdings, LLC (“Sun Catalina”), is an affiliate of Sun Capital Partners, Inc., by whom Mr. Marble is employed.

Catalina is a party to a ten-year agreement, which commenced July 23, 2001, with an affiliate of Sun Catalina to provide management services to Catalina at an annual fee of $500,000, payable quarterly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALINA LIGHTING, INC.

By:	/s/ Robert Varakian
Robert Varakian
President and Chief Executive Officer

Dated: February 4, 2005